UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 1, 2014

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In our Form 8-K dated July 24, 2014, we announced our results for the 13 and 26 weeks ended June 27, 2014 and also provided net income per diluted share guidance for the third quarter of 2014. To provide our shareholders with additional information, today we are supplementing our guidance for the third quarter of 2014 to include adjusted net income per diluted share, which is a non-GAAP measure that excludes non-recurring acquisition and integration costs. There are no changes to the guidance we issued on July 24, 2014.

We believe the use of adjusted net income per diluted share provides additional perspective which is useful to investors in assessing our business results. The comparability of our net income per diluted share is impacted by non-recurring acquisition and integration costs. We believe the use of this measure enhances comparability to prior periods, and assists investors in developing their expectations for the future. In the future, we will also be providing net income per diluted share guidance on an adjusted basis to the extent it is applicable to our business.

Below are reconciliations of previously reported projected net income per diluted share to projected net income per diluted share excluding non-recurring costs related to the acquisition of Seaton Corp. for the third quarter of 2014, and of historical net income per diluted share to adjusted net income per diluted share excluding non-recurring acquisition and integration costs for the historical periods presented.

TRUEBLUE, INC.
RECONCILIATION OF PROJECTED NET INCOME PER DILUTED SHARE
TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	Range for the 13 weeks ended September 26, 2014
	Low	High
Net income per diluted share	$0.38	$0.46
Non-recurring acquisition and integration costs, net of income tax (2)	0.05	0.05
Adjusted net income per diluted share (1)	$0.43	$0.51

TRUEBLUE, INC.
RECONCILIATION OF NET INCOME PER DILUTED SHARE
TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	13 weeks ended		26 weeks ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013
Net income per diluted share	$0.39	$0.31	$0.43	$0.28
Non-recurring acquisition and integration costs, net of income tax (3)	0.03	0.03	0.03	0.09
Adjusted net income per diluted share (1)	$0.42	$0.34	$0.46	$0.37

(1) Adjusted net income per diluted share is a non-GAAP financial measure which excludes non-recurring costs related to the purchase, integration, reorganization, and shutdown activities related to acquisitions, and which is used by management in communicating comparable performance. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to net income per share in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(2) Projected non-recurring acquisition and integration costs for the 13 weeks ended September 26, 2014 relate to the acquisition of Seaton completed the first business day of the third quarter of 2014. The impact on projected net income per diluted share is net of our projected effective income tax rate of 40%.

(3) Non-recurring acquisition and integration costs for the 13 weeks and 26 weeks ended July 27, 2014 related to the acquisition of Seaton. The acquisition was completed on June 30, 2014, the first business day of our third quarter. The non-recurring acquisition and integration costs for the prior year include costs related to the acquisition, integration, reorganization, and shutdown activities of the MDT acquisition, which was completed in the prior year. The impact on net income per diluted share is net of income taxes at 40%.

In accordance with General Instruction B.2. of Form 8-K, the information contained above in this report shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Non-GAAP financial measures be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	August 1, 2014	By:	/S/ DERREK L. GAFFORD
Derrek L. Gafford
Chief Financial Officer and Executive Vice President